Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                               ACXIOM CORPORATION
               (Exact name of registrant as specified in charter)

                      Delaware                             71-0581897
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)               Identification No.)

                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Catherine L. Hughes
                               Acxiom Corporation
                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              John Clayton Randolph
                            Friday, Eldredge & Clark
                       400 West Capitol Avenue, Suite 2000
                        Little Rock, Arkansas 72201-3493
                                 (501) 370-1559

                           [S-3 Cover Page Continued]

Approximate date of commencement of proposed sale to the public:
         From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                   [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                   [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                   [ ]

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   Maximum         Maximum          Amount
  Title of            Amount       Offering       Aggregate           of
Securities to         to be        Price Per       Offering      Registration
be Registered       Registered      Unit(l)        Price(l)          Fee

Common Stock
($0.10 Par Value)     769,579       $33.25     $25,588,501.75    $ 8,823.62

(1) Calculated pursuant to Rule 457 (c) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market on July 11, 1996.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                                         SUBJECT TO COMPLETION
                                                              July 12, 1996

                                 769,579 SHARES

                               ACXIOM CORPORATION
                                  COMMON STOCK

         The 769,579 shares of Common Stock being offered hereby (the "Shares") are being sold by the Selling Shareholders. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares being sold by the Selling Shareholders. The Shares will be offered by the Selling Shareholders directly in negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The accompanying prospectus supplement sets forth the offering price and any other terms in connection with the offering and sale of the Shares.

         Prices for the Common Stock of the Company are quoted on the Nasdaq National Market under the symbol "ACXM." On July 11, 1996, the last reported sale price of the Common Stock quoted on the Nasdaq National Market was $33.50.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is           , 1996.
                                                 ----------

                               [Inside Cover Page]

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any date subsequent to the date hereof.

                              AVAILABLE INFORMATION

         Acxiom Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                          [Inside Cover Page Continued]

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed by the Company with the Commission (File No. 0-13163), are hereby incorporated in this Prospectus by reference:

    (i)     Annual Report on Form 10-K for the fiscal year ended March 31, 1996;
    (ii) Current Report on Form 8-K dated April 30, 1996, as amended by a Form 8-K/A filed July 12, 1996;
    (iii)   Report on Form 10-C filed April 17, 1996;

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of the Shares shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Acxiom
Corporation, P.O. Box 2000, 301 Industrial Boulevard, Conway, Arkansas 72033-2000, Attention: Catherine L. Hughes, telephone (501) 336-1000.

                                   THE COMPANY

         The Company's traditional business is the provision of data processing and related computer-based services to direct marketing organizations and to the marketing departments of large corporations in the United States and the United Kingdom. Since its inception in 1969, the Company has evolved into what management believes, based upon its knowledge of the industry, is a leading provider of computer-based services to the direct marketing industry. The Company offers a broad range of services to direct marketers and to other businesses which utilize direct marketing techniques such as direct mail advertising, database marketing and mining of data warehouses. The Company assists its customers with the marketing process, from project design, to list cleaning, list enhancement and list production, to database creation and management, to fulfillment and consumer response analysis.

         The Company also offers outsourcing/facilities management and information management services whereby the Company manages the data processing and information systems functions for its customers. Such customers and prospects include traditional direct marketing companies as well as companies which manage information about households and businesses. Management anticipates that delivery of data and information products will continue to expand during the foreseeable future, and that such services will increasingly generate a greater percentage of the Company's revenue.

         The Company was incorporated in Delaware in 1983 and succeeded by merger to the business of Conway Communications Exchange, Inc., an Arkansas corporation incorporated in 1969 as Demographics, Inc., which thereafter changed its name to Conway Communications Exchange, Inc. Effective upon the 1983 merger, the Company operated as CCX Network, Inc. until 1988, when the name Acxiom Corporation was adopted.

         The executive offices of the Company are located at 301 Industrial Boulevard, Conway, Arkansas 72032, telephone number: (501) 336-1000.

                               RECENT DEVELOPMENTS

         On April 1, 1996, the Company purchased substantially all of the assets and assumed certain liabilities of Direct Media/DMI, Inc. ("DMI") for Twenty-Five Million Dollars ($25,000,000.00). The purchase price is payable in three years and may, at DMI's option, be paid in 1,000,000 shares of the Company's Common Stock in lieu of cash. Headquartered in Greenwich, Connecticut, DMI provides list brokerage, management and consulting services to business-to-business and consumer list owners and mailers.

         On April 9, 1996, the Company acquired all of the outstanding capital stock of Pro CD, Inc. ("Pro CD"), a publisher of reference software on CD-ROM (the "Acquisition"). The Company exchanged 1,656,662 shares of its Common Stock for all of the outstanding shares of capital stock of Pro CD. Additionally, the Company assumed all of the outstanding options granted under Pro CD's employee stock option plans, with the result that as of April 9, 1996, 147,068 shares of the Company's Common Stock were subject to issuance upon exercise of such options. Pro CD is headquartered in Danvers, Massachusetts. The transaction was accounted for as a pooling of interests.

                         USE OF PROCEEDS BY THE COMPANY

         The Company will neither receive any proceeds from the Shares being offered by the Selling Shareholders, nor will any such proceeds be available for use by it or for its benefit.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The following table shows for the periods indicated the high and low closing sales prices of the Common Stock as quoted on the Nasdaq National Market.

      Fiscal Year Ended                               High             Low

 March 31, 1995:
      First Quarter                                 $ 11             $  9-1/4
      Second Quarter                                  14-1/4           10-1/4
      Third Quarter                                   15               13
      Fourth Quarter                                  18               13-5/8

March 31, 1996:
      First Quarter                                 $ 25-1/4          $ 16-1/4
      Second Quarter                                  28-1/4            22-3/4
      Third Quarter                                   31-3/4            26
      Fourth Quarter                                  28                22-1/2

March 31, 1997:
      First Quarter                                 $ 35-3/4          $ 23-7/8
      Second Quarter (through July 11, 1996)        $ 36-1/2          $ 32-1/2

         The information in the table above has been retroactively adjusted to reflect a two-for-one stock split effected in the form of a stock dividend effective January 10, 1995.

         A recent reported closing sales price of the Common Stock as quoted on the Nasdaq National Market is set forth on the cover page of this Prospectus.

         The Company has never paid cash dividends on its Common Stock. The Company presently intends to retain earnings to provide funds for its business operations and for the expansion of its business. Thus, it does not anticipate paying cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

         As discussed under "Recent Developments," the Company, on April 9, 1996, acquired all of the outstanding capital stock of Pro CD, Inc. Shareholders of Pro CD received, in the aggregate, 1,656,662 shares of the Company's Common Stock in exchange for the shares of capital stock of Pro CD held by them. Under the terms of such Acquisition, the shareholders of Pro CD received the right to demand registration of their shares of Common Stock of the Company. The table below sets forth the name of each former stockholder of Pro CD and the number of shares of Company Common Stock received by each of them pursuant to the Acquisition. Additionally, set forth beside each name in the following table is the number of shares of Company Common Stock to be offered by such individual pursuant to the offering described herein.

                                                              Number of Shares
                                       Number of Shares       of Acxiom Common
                                       of Acxiom Common         Stock to be
                                      Stock Beneficially      Offered Pursuant
           Name                              Owned            to this Offering

Battery Ventures III, L.P.(1)               282,981                282,981
James E. Bryant, Jr.                        741,405                 37,070
The James Bryant Irrevocable                 59,955                 59,955
     Children's Trust
Thomas C. Clark                                 860                    860
Loretta Howard 1947 Trust f/b/o               2,664                  2,664
     Deirdre Pirie Trustee - Harris
     Bank Winnetka
Highland Capital Partners II Limited        282,981                282,981
     Partnership(2)
Charles V. McDermott                         30,353                 30,353
The Powell Group Venture Fund,               14,089                 14,089
     L.P.
The Powell/Pro CD Fund                       26,646                 26,646
Private Trust Company (Scott M.             204,164                 20,416
     Beatty)
Dominic A. Visconsi, Jr.                     10,564                 10,564


1. Shares to be sold in this offering by Battery Ventures III, L.P. may be sold by the partnership or by certain partners of the partnership after a distribution, for no additional consideration, in accordance with the terms of the partnership agreement.

2. Shares to be sold in this offering by Highland Capital Partners II Limited Partnership may be sold by the partnership or by certain partners of the partnership after a distribution, for no additional consideration, in accordance with the terms of the partnership agreement.

         Pursuant to the terms of a Registration Rights Agreement (as defined below) and a Stock Purchase Agreement (as defined below) each of Trans Union Corporation ("Trans Union") and Marmon Industrial Corporation ("MIC") is entitled to registered shares of the Company's Common Stock held by it in the event the Company determines to file a registration statement for shares of the Company's Common Stock. In August of 1995, Trans Union and MIC requested the Company to register, in the aggregate, 1,960,000 shares of the Company's Common Stock. Trans Union has notified the Company of its desire to include 500 additional shares of the Company's Common Stock held by it in the registration statement of which this prospectus is a part. The Company has also agreed to register 500 shares of the Company's Common Stock held by Mayari Pritzker, wife of Robert A. Pritzker, chairman of MIC and a director of the Company. The following table sets forth the number of shares of Company Common Stock held by each of Trans Union and Mrs. Pritzker and the number of shares of Company Common Stock to be included by each of them pursuant to this offering.

                                                           Number of Shares of
                              Number of Shares of          Acxiom Common Stock
                              Acxiom Common Stock         to be Offered Pursuant
         Name                 Beneficially Owned             to this Offering

Trans Union Corporation           960,500(1)                         500(2)
Mayari Pritzker(3)                    500                            500

         (1) Additionally, pursuant to the terms of a Warrant (as defined below), Trans Union has the right to purchase up to 2,000,000 shares of the Company's Common Stock at exercise prices ranging from $5.625 to $7.125 per share; however, the total number of shares held by Trans Union (excluding any shares acquired by Trans union in the open market) may not exceed 10% of the Company's then issued and outstanding shares.

         (2) These shares were transferred to Trans Union from Harry C. Gambill, a director, but not an officer, of the Company. Each director who is not an officer of the Company receives an annual grant of 500 shares of unregistered Common Stock and a $1,500 fee for each meeting he or she attends. Pursuant to Trans Union policy, any retainer fees received by Mr. Gambill become the property of Trans Union.

         (3) Mrs. Pritzker is the wife of Robert A. Pritzker, a director, but not an officer, of the Company. Each director who is not an officer of the Company receives an annual grant of 500 shares of unregistered Common Stock and a $1,500 fee for each meeting he or she attends. Mr. Pritzker transferred ownership of his 500 shares of Common Stock to his wife.

         MIC is the parent company of Trans Union, and, taking into account the shares of the Company's Common Stock that Trans Union could purchase pursuant to the Warrant, Trans Union and MIC jointly would beneficially own approximately 13.7% of the Company's then outstanding shares. Trans Union and the Company are parties to a Data Agreement (as defined below) pursuant to which the Company is providing Trans Union with various Data Center management services and will do so through the year 2002. Also, pursuant to the terms of the Data Agreement, Trans Union has the right to designate two individuals to be elected to the Company's Board of Directors. Currently, Harry C. Gambill of Trans Union and Robert A. Pritzker of MIC are members of the Company's Board of Directors.

Collectively, Mrs. Pritzker, Trans Union, and the former shareholders of Pro CD are referred to herein as the "Selling Shareholders."

                          DESCRIPTION OF CAPITAL STOCK

         The following description of the Company's capital stock is qualified in its entirety by the provisions of the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, the Data Center Management Agreement dated as of July 27, 1992, and as amended on August 31, 1994 ("Data Agreement"), between the Company and Trans Union, the Warrant, effective August 31, 1992 (the "Warrant"), issued to Trans Union to purchase 2,000,000 shares of the company's Common Stock, the Registration Rights Agreement effective August 31, 1992, and as amended on August 31, 1994 ("Registration Rights Agreement"), between the company and Trans Union, a Letter Agreement (the "Second Letter Agreement") dated as of August 31, 1994 between the Company and Trans Union, and the Stock Purchase Agreement (the "Stock Purchase Agreement") dated October 26, 1994 between the Company and MIC, which are exhibits to the registration statement of which this Prospectus is a part.

         The authorized capital stock of the Company currently consists of 60,000,000 shares of Common Stock $0.10 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $1.00 par value per share ("Preferred Stock,"). At June 30, 1996, 25,474,184 shares of the Company's Common Stock were outstanding. No shares of the Company's Preferred Stock currently are outstanding. The Company will request shareholders at the Annual Meeting of Shareholders, to be held July 24, 1996, to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 200,000,000.

Common Stock

         General Provisions. Subject to the prior rights of the holders of any shares of Preferred Stock that may be outstanding, the holders of Common Stock are entitled to such dividends as the Board of Directors, in its discretion, may declare out of earnings and surplus. Holders of shares of Common Stock are entitled to one vote for each share held on all matters brought before the holders of Common Stock, including the election of directors. The Common Stock has no cumulative voting rights, is not redeemable, and has no preemptive or conversion rights. In the event of liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, the holders of Common Stock will be entitled to share ratably in any assets or funds of the Company remaining after payment of the Company's liabilities and of preferences on any outstanding shares of Preferred Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

         The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York, located in Jersey City, New Jersey.

         Certain Other Provisions. Certain of the provisions contained in the Amended and Restated Certificate of Incorporation and By-Laws of the Company are designed to deter, or may have the effect of deterring, certain efforts to seek changes in the control of the Company without approval of the Board of Directors. These provisions tend to discourage such attempts because of the additional time and expense involved and the increased risk of failure. As a result, the provisions may adversely affect the price that a potential purchaser would be willing to pay for the Common Stock, thereby reducing the amount a shareholder might realize in, for example, certain tender offers for the Common Stock.

         The Company's Board of Directors is classified into three classes, as nearly equal in number as possible, with the members of each class being elected to hold office for three year terms with approximately one-third elected annually. Therefore, a change in the control of the Board of Directors cannot be accomplished in any one year, and at least two annual meetings of the holders of the Common Stock must be held before a majority of the members of the Board of Directors can be changed. This provision of the Amended and Restated Certificate of Incorporation may not be amended, altered or repealed without the affirmative vote of the holders of 80% of the votes entitled to be cast by the holders of the Common Stock.

         The Amended and Restated Certificate of Incorporation also provides that shareholders may take action without a meeting only by unanimous written consent. This provision may not be amended, altered or repealed without the affirmative vote of the holders of 80% of the votes entitled to be cast by the holders of the Common Stock.

         The Amended and Restated Certificate of Incorporation requires the approval of the holders of at least 80% of the votes entitled to be cast by the holders of the Common Stock for a broad spectrum of transactions defined therein as "Business Combinations" involving the company and any person or group holding 5% or more of the Common Stock ("Interested Stockholder"). Such special voting requirement does not apply if the transaction is either approved by a majority of the members of the Board of Directors who are unaffiliated with the Interested Stockholder, and who were Directors before the Interested Stockholder became an Interested Stockholder, or certain minimum price and procedural requirements are met. This provision of the Amended and Restated Certificate of Incorporation may not be amended, altered or repealed, except by the supermajority vote required to approve a Business Combination.

         The Amended and Restated Certificate of Incorporation requires the approval of the holders of at least 66-2/3% of the votes entitled to be cast by the holders of the Common Stock to approve any merger or consolidation of the Company with any other person, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Company of its property or assets, and any dissolution or liquidation of the Company for which the General Corporation Law of the State of Delaware requires shareholder approval.

         Agreements with Trans Union. Pursuant to the First and Second Letter Agreements, which were executed in connection with the Data Agreement, the Company has agreed to use its best efforts to cause two persons designated by Trans Union to be elected to the Board of Directors of the Company. At the date hereof, Trans Union has designated Harry C. Gambill and Robert A. Pritzker to be members of the Company's Board of Directors. This undertaking by the Company is in effect from August 31, 1992 until the later of August 31, 2002 or termination of the Data Agreement.

         As part of the consideration for the Data Agreement, the Company issued to Trans Union a Warrant to purchase up to 2,000,000 shares of Company Common Stock prior to August 21, 2000, at exercise prices ranging from $5.625 per share to $7.125 per share. The terms of the Warrant specifically provide that in no event may Trans Union or any future holder of the Warrant purchase a number of shares of Common Stock pursuant to the Warrant so that such person would then hold more than 10% of the Company's outstanding Common Stock by virtue of such person's ownership of the shares received as consideration for the Data Agreement and any Common Stock purchased pursuant to the Warrant.

         If, at any time before the later of August 31, 2002 or termination of the Data Agreement, any specified owner, or specified group of owners, who has Company Common Stock shall wish to sell an amount of stock equal to at least 10% of the outstanding Common Stock of the Company in a single transaction or a related series of transactions ("Block Sale"), the Company shall take such actions as may be necessary to assure that there is made available to Trans Union, whether by the proposed purchaser or by the Company itself, an offer to purchase all (or such portion as Trans Union might wish) of the Company Common Stock then owned by Trans Union as a result of the Data Agreement. Such offer to purchase shall be simultaneous with, and pursuant to the same terms and conditions of, the Block Sale.

         Pursuant to the Data Agreement, Trans Union has a right to purchase additional shares of Common Stock from the Company in the event the Company issues additional Common Stock.

         Pursuant to the Registration Rights Agreement and the Stock Purchase Agreement, Trans Union and MIC have the right, subject to certain conditions, to require the Company to register under the Securities Act of 1933 any shares of the Company's Common Stock held by them which they wish to sell. Trans Union has, in connection with the offering described herein, elected to exercise its registration rights with respect to 500 shares of the Company's Common Stock currently held by Trans Union received from Harry C. Gambill. See "Selling Shareholders." Trans Union and MIC previously exercised such right with respect to 1,960,000 shares of the Company's Common Stock and such shares are currently registered pursuant to an effective registration statement.

         Until August 31, 1997, the Company has, within limited exceptions, a right of first refusal to repurchase shares of Company Common Stock held by Trans Union and its affiliates as a result of the Data Agreement in the event of a proposed resale by them of such shares.

Preferred Stock

         The Company's Board of Directors is authorized to issue Preferred Stock, $1.00 par value per share, in series and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

         The Board of Directors has not authorized the issuance of any series of Preferred Stock.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being sold by the Selling Shareholders for their own account. See "Selling Shareholders."

         Any distribution hereunder of the Shares by the Selling Shareholders may be effected from time to time in one or more of the following transactions:
(a) through brokers, acting as principal or agent, in transactions (which may involve block transactions), in special offerings, on the Nasdaq National Market, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, (b) to underwriters who will acquire Shares for their own account and resell the Shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (c) directly or through brokers or agents in private sales at negotiated prices, (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder, (e) by any other legally available means. In addition, offers to purchase the Shares may be solicited by agents designated by one or more of the Selling Shareholders from time to time. Underwriters or other agents participating in an offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act of 1933, as amended, discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

         At the time a particular offering of Shares is made hereunder, to the extent required by law, a supplement to this Prospectus will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for any Shares purchased from the Selling Shareholders, and discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or filed or paid to dealers.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold hereunder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold hereunder unless the Shares have been registered or qualified for sale in such state or a valid exemption from registration or qualification is available and complied with.

         The Company shall pay all expenses of the preparation and filing of the registration statement of which this prospectus is a part, including all filing fees, expenses of complying with state securities or Blue Sky laws, fees and disbursements of counsel for the Company, and accountants' fees, as well as fees and expenses not to exceed $10,000 for counsel to the Pro CD Selling
Shareholders. The Selling Shareholders shall pay all commissions incurred by them and all fees and disbursements of counsel for the Selling Shareholders in excess of Ten Thousand Dollars ($10,000.00).

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company as of March 31, 1996 and March 31, 1995 and for each of the years in the three-year period ended March 31, 1996, which are incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of the Company at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by the Company and the Selling Shareholders in connection with the offering described in this Registration Statement.

                                                   Payable by:

                                                      Former     Trans Union and
                                          The      Stockholders         and
                                        Company     of Pro CD     Mrs. Pritzker
Securities and Exchange Commission   $  8,823.62    $      -       $      -
  registration fee                                         -              -
Legal fees                             25,000.00           -              -
Accountants' fees                       2,000.00           -              -
Miscellaneous expenses                  2,176.38           -              -
                      TOTAL          $ 38,000.00    $      -       $      -

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation and Article VII of the Company's By-Laws provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 16.  Exhibits.

         The following exhibits are filed herewith or, as indicated, have been heretofore filed with the Commission as the exhibits in the file number indicated and are incorporated herein by reference.

Number                              Description

4.1 Company's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to Registration No. 33-63423)

4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended March 31, 1991 in 0-13163)

4.3 Data Center Management Agreement dated July 27, 1992 between the Company and Trans Union Corporation (incorporated by reference to Exhibit A to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.4 Agreement to Extend and Amend Data Center Management Agreement and to Amend Registration Rights Agreement dated August 31, 1994 (incorporated by reference to Exhibit 10(b) to Form 10-K for the fiscal year ended March 31, 1995, as amended, in 0-13163)

4.5 Warrant to purchase 2,000,000 shares of Company Common Stock (incorporated by reference to Exhibit B to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.6 Registration Rights Agreement, effective August 31, 1992, between the Company and Trans Union Corporation (incorporated by reference to Exhibit C to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.7 Letter Agreement dated July 27, 1992 between the Company and Trans Union Corporation (incorporated by reference to Exhibit 4.6 to Registration No. 33-63320)

4.8 Letter Agreement dated August 31, 1994 between the Company and Trans Union Corporation (incorporated by reference to Exhibit 4.8 to Registration No. 33-63423)

4.9 Stock Purchase Agreement dated October 26, 1994 between the Company and Marmon Industrial Corporation (incorporated by reference to Exhibit 4.9 to Registration No. 33-63423)

5                 Opinion and consent of Friday, Eldredge & Clark

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of Price Waterhouse LLP

23.3              Consent of Friday, Eldredge & Clark (included in Exhibit 5)

24                Powers of Attorney

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any Prospectus required by Section 10 (a) (3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13
(a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on the 11th day of July, 1996.
                                         ACXIOM CORPORATION

                                         /s/ Catherine L. Hughes
                                             (Catherine L. Hughes,
                                             Secretary and General Counsel)

        Pursuant  to the  requirements   of the  Securities  Act of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated, on the 11th day of July, 1996.

                 *
- ------------------------------------, Chief Financial Officer
(Robert S. Bloom)                     (Principal Accounting Officer)

                 *
- ------------------------------------, Director
(Dr.  Ann H. Die)

                 *
- ------------------------------------, Director
(William T. Dillard II)

                 *
- ------------------------------------, Director
(Harry C. Gambill)

                 *
- ------------------------------------, Chief Operating Officer, Executive
(Rodger S. Kline)                     Vice President, Treasurer and
                                      Director (Principal Financial
                                      Officer)
                 *
- ------------------------------------, Chairman of the Board,
(Charles D. Morgan, Jr.)              President and Director
                                      (Principal Executive Officer)
                 *
- ------------------------------------, Director
(Robert A. Pritzker)

                 *
- ------------------------------------, Director
(Walter V. Smiley)

                 *
- ------------------------------------, Executive Vice President and Director
 (James T. Womble)

*By: /s/ Catherine L. Hughes
         Catherine L. Hughes
         (Attorney-in-Fact)

         Catherine L. Hughes, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                                INDEX TO EXHIBITS
Exhibit
Number                              Exhibit

4.1      Company's   Amended  and   Restated   Certificate    of   Incorporation
         (incorporated by reference to Exhibit 4.1 to Registration No. 33-63423)

4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended March 31, 1991 in 0-13163)

4.3 Data Center Management Agreement dated July 27, 1992 between the Company and Trans Union Corporation (incorporated by reference to Exhibit A to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.4 Agreement to Extend and Amend Data Center Management Agreement and to Amend Registration Rights Agreement dated August 31, 1994 (incorporated by reference to Exhibit 10(b) to Form 10-K for the fiscal year ended March 31, 1995, as amended, in 0-13163)

4.5      Warrant  to  purchase   2,000,000   shares  of  Company   Common  Stock
         (incorporated by reference to Exhibit B to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.6 Registration Rights Agreement, effective August 31, 1992, between the Company and Trans Union Corporation (incorporated by reference to Exhibit C to Schedule 13D of Trans Union Corporation dated August 31, 1992 in 5-36226)

4.7      Letter  Agreement dated  July 27, 1992  between the  Company and  Trans
         Union  Corporation  (incorporated  by  reference  to  Exhibit  4.6   to
         Registration No. 33-63320)

4.8      Letter  Agreement dated  August 31, 1994 between  the Company and Trans
         Union  Corporation  (incorporated  by  reference  to  Exhibit  4.8   to
         Registration No. 33-63423)

4.9 Stock Purchase Agreement dated October 26, 1994 between the Company and Marmon Industrial Corporation (incorporated by reference to Exhibit 4.9 to Registration No. 33-63423)

5        Opinion and Consent of Friday, Eldredge Clark

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Price Waterhouse LLP

23.3     Consent of Friday, Eldredge & Clark (included in Exhibit 5)

24       Powers of Attorney

                                    Exhibit 5


                                 July 11, 1996

Acxiom Corporation
Post Office Box 2000
301 Industrial Boulevard
Conway, Arkansas  72033-2000

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by Acxiom Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 769,579 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), to be offered in a public offering by the Selling Shareholders.

         It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

         a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

         b.       Appropriate  action  shall  have been  taken by the Board   of
Directors of the Company for the purpose of authorizing the registration of the Shares.

         It is our further opinion that the Shares are validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

         We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                                 Very truly yours,

                                                 /s/ FRIDAY, ELDREDGE & CLARK

                                                 FRIDAY, ELDREDGE & CLARK

JCR/bb

                                  Exhibit 23.1


The Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the registration statement on Form S-3 of Acxiom Corporation of our report dated May 9, 1996, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996 which is incorporated by reference in the March 31, 1996 annual report on Form 10-K of Acxiom Corporation. We also consent to incorporation by reference in the above-mentioned registration statement of our report dated May 9, 1996 relating to the consolidated financial statement schedule, which report appears in the March 31, 1996 annual report on Form 10-K of Acxiom Corporation.

We also consent to the reference to our Firm under the heading "Experts" in the registration statement and prospectus.

                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP

Little Rock, Arkansas
July 10, 1996

                                  Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Acxiom Corporation of our report dated January 3, 1996 relating to the consolidated financial statements of Direct Media/DMI, Inc., which appears in the Current Report on Form 8-K/A of Acxiom Corporation dated July 11, 1996.

/s/ Price Waterhouse LLP

Stamford, Connecticut
July 11, 1996

                                   Exhibit 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director and principal executive officer of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Charles D. Morgan, Jr.
- -----------------------------
Charles D. Morgan, Jr.

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director and principal financial officer of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Rodger S. Kline
- -----------------------------
Rodger S. Kline

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director and officer of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ James T. Womble
- -----------------------------
James T. Womble

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Walter V. Smiley
- -----------------------------
Walter V. Smiley

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ William T. Dillard II
- -----------------------------
William T. Dillard II

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Harry C. Gambill
- -----------------------------
Harry C. Gambill

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this date.

Signature:

/s/ Dr. Ann H. Die
- -----------------------------
Dr. Ann H. Die

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Robert A. Pritzker
- -----------------------------
Robert A. Pritzker

Date:  July 11, 1996

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as the principal accounting officer of the Company, to sign the Company's Registration Statement on Form S-3 pertaining to the registration of up to 1,656,662 shares of the Company's Common Stock, $.10 par value per share, to be offered by certain selling shareholders named therein and to sign any and all amendments thereto (including post-effective amendments), and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:

/s/ Robert S. Bloom
- -----------------------------
Robert S. Bloom

Date:  July 11, 1996